Exhibit 99.1
Wynn Resorts, Limited Reports Third Quarter 2022 Results

LAS VEGAS, November 9, 2022 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the third quarter ended September 30, 2022.

Operating revenues were $889.7 million for the third quarter of 2022, a decrease of $104.9 million, from $994.6 million for the third quarter of 2021. Net loss attributable to Wynn Resorts, Limited was $142.9 million, or $1.27 per diluted share, for the third quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $166.2 million, or $1.45 per diluted share, for the third quarter of 2021. Adjusted Property EBITDA(1) was $173.5 million for the third quarter of 2022, compared to Adjusted Property EBITDA of $154.6 million for the third quarter of 2021.

"Our teams at Wynn Las Vegas and Encore Boston Harbor delivered a new third-quarter record for Adjusted Property EBITDA at our combined North American properties. Their relentless focus on five-star hospitality, combined with our market-leading facilities, continue to elevate our properties above our peers as the destinations of choice for luxury guests in both Las Vegas and Massachusetts," said Craig Billings, CEO of Wynn Resorts, Limited. "In Macau, while COVID-related travel restrictions continued to negatively impact our results, we were pleased to experience encouraging pockets of demand during the recent October holiday period. We remain confident that the market will benefit from the return of visitation over time."

Consolidated Results

Operating revenues were $889.7 million for the third quarter of 2022, a decrease of $104.9 million, from $994.6 million for the third quarter of 2021. For the third quarter of 2022, operating revenues increased $68.4 million and $19.6 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $106.1 million and $90.3 million at Wynn Palace and Wynn Macau, respectively, from the third quarter of 2021.

Net loss attributable to Wynn Resorts, Limited was $142.9 million, or $1.27 per diluted share, for the third quarter of 2022, compared to net loss attributable to Wynn Resorts, Limited of $166.2 million, or $1.45 per diluted share, for the third quarter of 2021. Adjusted net loss attributable to Wynn Resorts, Limited(2) was $135.4 million, or $1.20 per diluted share, for the third quarter of 2022, compared to adjusted net loss attributable to Wynn Resorts, Limited of $141.7 million, or $1.24 per diluted share, for the third quarter of 2021.

Adjusted Property EBITDA was $173.5 million for the third quarter of 2022, an increase of 12.3% compared to Adjusted Property EBITDA of $154.6 million for the third quarter of 2021. For the third quarter of 2022, Adjusted Property EBITDA increased $12.3 million and $85.8 million at our Las Vegas Operations and Wynn Interactive, respectively, and decreased $33.9 million, $41.9 million, and $3.4 million at Wynn Palace, Wynn Macau, and Encore Boston Harbor, respectively, from the third quarter of 2021.

Property Results

Macau Operations

Our casino operations at Wynn Palace and Wynn Macau were closed for a 12-day period in July 2022, in response to an outbreak of COVID-19 in Macau. The results of operations of our Macau Operations for the third quarter of 2022 continued to be negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

Wynn Palace

Operating revenues from Wynn Palace were $75.2 million for the third quarter of 2022, a decrease of $106.1 million from $181.3 million for the third quarter of 2021. Adjusted Property EBITDA from Wynn Palace was $(21.8) million for the third quarter of 2022, compared to $12.1 million for the third quarter of 2021. VIP table games win as a percentage of turnover was 3.27%, within the property's expected range of 3.1% to 3.4% and below the 4.45% experienced in the third quarter of 2021. Table games win percentage in mass market operations was 21.5%, below the 21.8% experienced in the third quarter of 2021.

Wynn Macau

Operating revenues from Wynn Macau were $40.4 million for the third quarter of 2022, a decrease of $90.3 million from $130.7 million for the third quarter of 2021. Adjusted Property EBITDA from Wynn Macau was $(43.8) million for the third quarter of 2022, compared to $(1.9) million for the third quarter of 2021. VIP table games win as a percentage of turnover was 1.56%, below the property's expected range of 3.1% to 3.4% and below the 2.44% experienced in the third quarter of 2021. Table games win percentage in mass market operations was 13.3%, below the 19.7% experienced in the third quarter of 2021.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $544.4 million for the third quarter of 2022, an increase of $68.4 million from $476.0 million for the third quarter of 2021. Adjusted Property EBITDA from our Las Vegas Operations for the third quarter of 2022 was $195.8 million, compared to $183.4 million for the third quarter of 2021. Table games win percentage for the third quarter of 2022 was 20.7%, below the property's expected range of 22% to 26% and below the 21.7% experienced in the third quarter of 2021.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $211.8 million for the third quarter of 2022, an increase of $19.6 million from $192.2 million for the third quarter of 2021. Adjusted Property EBITDA from Encore Boston Harbor for the third quarter of 2022 was $61.1 million, compared to $64.6 million for the third quarter of 2021. Table games win percentage for the third quarter of 2022 was 21.1%, within the property's expected range of 18% to 22% and below the 21.4% experienced in the third quarter of 2021.

Balance Sheet

Our cash and cash equivalents as of September 30, 2022 totaled $1.94 billion, comprised of approximately $997.1 million held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $486.5 million held by Wynn Resorts Finance excluding WML and subsidiaries, and approximately $459.9 million at Corporate and other. As of September 30, 2022, we also had $835.6 million of available borrowing capacity under the Wynn Resorts Finance Revolver.

Total current and long-term debt outstanding at September 30, 2022 was $12.12 billion, comprised of $6.18 billion of Macau related debt, $3.14 billion of Wynn Las Vegas debt, $2.19 billion of Wynn Resorts Finance debt, and $613.3 million of debt held by the retail joint venture which we consolidate.

In the third quarter of 2022, the Company repurchased 491,503 shares of common stock at an average price of $58.95 per share, for an aggregate cost of $29.0 million, bringing our year-to-date total repurchases to 2,873,431 shares of common stock for an aggregate cost of $166.4 million.

In the first quarter of 2022, the Company entered into a sale-leaseback arrangement with respect to certain real estate assets related to Encore Boston Harbor. Upon closing of the related transactions, currently expected to take place in the fourth quarter of 2022 subject to regulatory approvals and customary closing conditions, we expect to receive cash consideration of approximately $1.7 billion and to concurrently enter into a lease agreement for the purpose of continuing to operate the Encore Boston Harbor property. We expect to use the cash proceeds from the sale of the real estate assets for general corporate purposes, which may include the repayment of certain debt obligations.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on November 9, 2022 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before November 14, 2022, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended September 30, 2022 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the COVID-19 pandemic and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions (including with respect to our ability to extend or renew our gaming concession in Macau, which expires on December 31, 2022, and the amendments to the Macau gaming law), dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net loss before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. We use Adjusted Property EBITDA to manage the operating results of our segments. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net loss, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net loss attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net loss and loss per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net loss attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net loss attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating revenues:
Casino	$359,876	$496,264	$1,209,323	$1,615,228
Rooms	197,212	173,817	568,886	387,772
Food and beverage	224,730	217,501	628,566	435,152
Entertainment, retail and other	107,904	107,062	345,113	283,287
Total operating revenues	889,722	994,644	2,751,888	2,721,439
Operating expenses:
Casino	239,901	315,316	808,044	1,048,897
Rooms	67,689	52,100	191,474	136,187
Food and beverage	185,388	163,655	517,515	354,709
Entertainment, retail and other	72,964	156,490	236,853	310,871
General and administrative	201,275	197,350	598,433	574,669
Provision for credit losses	(8,186)	(347)	(11,331)	7,461
Pre-opening	6,447	1,333	13,396	5,455
Depreciation and amortization	172,502	177,110	520,026	545,538
Property charges and other	4,733	15,301	77,362	26,569
Total operating expenses	942,713	1,078,308	2,951,772	3,010,356
Operating loss	(52,991)	(83,664)	(199,884)	(288,917)
Other income (expense):
Interest income	6,892	507	10,863	2,131
Interest expense, net of amounts capitalized	(165,277)	(150,325)	(472,265)	(453,601)
Change in derivatives fair value	5,839	1,176	14,801	6,557
Loss on extinguishment of debt	—	(738)	—	(2,060)
Other	(864)	(11,784)	(26,090)	(17,324)
Other income (expense), net	(153,410)	(161,164)	(472,691)	(464,297)
Loss before income taxes	(206,401)	(244,828)	(672,575)	(753,214)
Provision for income taxes	(1,390)	(1,155)	(3,248)	(2,345)
Net loss	(207,791)	(245,983)	(675,823)	(755,559)
Less: net loss attributable to noncontrolling interests	64,899	79,734	219,556	176,963
Net loss attributable to Wynn Resorts, Limited	$(142,892)	$(166,249)	$(456,267)	$(578,596)
Basic and diluted net loss per common share:
Net loss attributable to Wynn Resorts, Limited:
Basic	$(1.27)	$(1.45)	$(4.00)	$(5.10)
Diluted	$(1.27)	$(1.45)	$(4.00)	$(5.10)
Weighted average common shares outstanding:
Basic	112,709	114,655	114,061	113,420
Diluted	112,709	114,655	114,061	113,420

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to Wynn Resorts, Limited	$(142,892)	$(166,249)	$(456,267)	$(578,596)
Pre-opening expenses	6,447	1,333	13,396	5,455
Property charges and other	4,733	15,301	77,362	26,569
Change in derivatives fair value	(5,839)	(1,176)	(14,801)	(6,557)
Loss on extinguishment of debt	—	738	—	2,060
Foreign currency remeasurement and other	864	11,784	26,090	17,324
Income tax impact on adjustments	(88)	(15)	(96)	(87)
Noncontrolling interests impact on adjustments	1,380	(3,418)	(14,427)	(4,596)
Adjusted net loss attributable to Wynn Resorts, Limited	$(135,395)	$(141,702)	$(368,743)	$(538,428)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(1.20)	$(1.24)	$(3.23)	$(4.75)

Weighted average common shares outstanding - diluted	112,709	114,655	114,061	113,420

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2022
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(84,478)	$—	$52,225	$2,467	$2,643	$1,599	$3,736	$(21,808)
Wynn Macau	(73,833)	—	21,172	1,419	2,250	1,620	3,566	(43,806)
Other Macau	(4,339)	—	380	22	—	3,297	640	—
Total Macau Operations	(162,650)	—	73,777	3,908	4,893	6,516	7,942	(65,614)
Las Vegas Operations	103,006	5,087	52,756	1,042	25,798	5,872	2,199	195,760
Encore Boston Harbor	9,602	199	38,875	34	10,308	1,736	382	61,136
Wynn Interactive	(27,113)	1,161	4,827	(213)	—	651	2,939	(17,748)
Corporate and other	24,164	—	2,267	(38)	(40,999)	7,994	6,612	—
Total	$(52,991)	$6,447	$172,502	$4,733	$—	$22,769	$20,074	$173,534

	Three Months Ended September 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(58,642)	$62	$59,908	$919	$6,161	$1,187	$2,517	$12,112
Wynn Macau	(33,255)	—	20,816	617	4,355	1,274	4,254	(1,939)
Other Macau	(3,477)	—	1,042	4	—	1,899	532	—
Total Macau Operations	(95,374)	62	81,766	1,540	10,516	4,360	7,303	10,173
Las Vegas Operations	102,734	1,129	47,862	1,108	22,437	5,757	2,389	183,416
Encore Boston Harbor	13,104	142	39,182	102	9,349	2,217	469	64,565
Wynn Interactive	(131,625)	—	6,064	12,500	—	2,504	6,964	(103,593)
Corporate and other	27,497	—	2,236	51	(42,302)	4,063	8,455	—
Total	$(83,664)	$1,333	$177,110	$15,301	$—	$18,901	$25,580	$154,561

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2022
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(251,721)	$—	$154,293	$2,918	$10,086	$4,729	$7,073	$(72,622)
Wynn Macau	(182,128)	—	60,750	9,366	8,846	4,910	9,378	(88,878)
Other Macau	(12,389)	—	2,328	27	—	8,262	1,772	—
Total Macau Operations	(446,238)	—	217,371	12,311	18,932	17,901	18,223	(161,500)
Las Vegas Operations	328,762	10,031	144,108	3,319	73,174	16,862	5,588	581,844
Encore Boston Harbor	25,551	199	117,296	674	29,810	5,382	1,220	180,132
Wynn Interactive	(189,469)	3,166	34,448	68,143	—	5,504	8,006	(70,202)
Corporate and other	81,510	—	6,803	(7,085)	(121,916)	25,156	15,532	—
Total	$(199,884)	$13,396	$520,026	$77,362	$—	$70,805	$48,569	$530,274

	Nine Months Ended September 30, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(139,661)	$898	$192,980	$4,073	$22,987	$3,542	$8,217	$93,036
Wynn Macau	(70,541)	—	63,062	2,809	16,209	3,904	13,260	28,703
Other Macau	(9,799)	—	3,245	21	—	4,852	1,681	—
Total Macau Operations	(220,001)	898	259,287	6,903	39,196	12,298	23,158	121,739
Las Vegas Operations	117,713	3,572	144,043	6,259	47,952	16,806	8,374	344,719
Encore Boston Harbor	(9,149)	170	117,450	1,323	23,583	6,757	1,710	141,844
Wynn Interactive	(241,182)	815	18,012	12,500	—	5,998	15,896	(187,961)
Corporate and other	63,702	—	6,746	(416)	(110,731)	14,804	25,895	—
Total	$(288,917)	$5,455	$545,538	$26,569	$—	$56,663	$75,033	$420,341

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to Wynn Resorts, Limited	$(142,892)	$(166,249)	$(456,267)	$(578,596)
Net loss attributable to noncontrolling interests	(64,899)	(79,734)	(219,556)	(176,963)
Pre-opening expenses	6,447	1,333	13,396	5,455
Depreciation and amortization	172,502	177,110	520,026	545,538
Property charges and other	4,733	15,301	77,362	26,569
Corporate expenses and other	22,769	18,901	70,805	56,663
Stock-based compensation	20,074	25,580	48,569	75,033
Interest income	(6,892)	(507)	(10,863)	(2,131)
Interest expense, net of amounts capitalized	165,277	150,325	472,265	453,601
Change in derivatives fair value	(5,839)	(1,176)	(14,801)	(6,557)
Loss on extinguishment of debt	—	738	—	2,060
Other	864	11,784	26,090	17,324
Provision for income taxes	1,390	1,155	3,248	2,345
Adjusted Property EBITDA	$173,534	$154,561	$530,274	$420,341

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$45,361	$134,064	(66.2)	$186,968	$532,040	(64.9)
Rooms	6,974	15,639	(55.4)	27,813	53,534	(48.0)
Food and beverage	5,727	10,952	(47.7)	24,027	36,429	(34.0)
Entertainment, retail and other	17,186	20,668	(16.8)	58,416	67,017	(12.8)
Total	$75,248	$181,323	(58.5)	$297,224	$689,020	(56.9)

Adjusted Property EBITDA (6)	$(21,808)	$12,112	NM	$(72,622)	$93,036	NM

Casino Statistics:
VIP:
Average number of table games	49	89	(44.9)	54	96	(43.8)
VIP turnover	$283,744	$1,234,733	(77.0)	$1,593,761	$5,246,296	(69.6)
VIP table games win (1)	$9,271	$54,943	(83.1)	$22,353	$222,968	(90.0)
VIP table games win as a % of turnover	3.27%	4.45%		1.40%	4.25%
Table games win per unit per day	$2,381	$6,691	(64.4)	$1,587	$8,548	(81.4)
Mass market:
Average number of table games	212	231	(8.2)	226	227	(0.4)
Table drop (2)	$197,066	$508,779	(61.3)	$939,474	$1,823,792	(48.5)
Table games win (1)	$42,449	$110,820	(61.7)	$195,205	$406,016	(51.9)
Table games win %	21.5%	21.8%		20.8%	22.3%
Table games win per unit per day	$2,501	$5,223	(52.1)	$3,305	$6,555	(49.6)
Average number of slot machines	607	712	(14.7)	638	708	(9.9)
Slot machine handle	$121,522	$327,017	(62.8)	$502,856	$1,107,058	(54.6)
Slot machine win (3)	$5,418	$11,538	(53.0)	$22,989	$44,553	(48.4)
Slot machine win per unit per day	$112	$176	(36.4)	$138	$230	(40.0)
Room statistics:
Occupancy	28.1%	51.9%		34.4%	61.1%
ADR (4)	$145	$187	(22.5)	$160	$181	(11.6)
REVPAR (5)	$41	$97	(57.7)	$55	$111	(50.5)
NM: Not meaningful.
Note: Our casino operations in Macau were closed for a 12-day period in July 2022 and resumed operations on a reduced basis on July 23, 2022. The results of operations of Wynn Palace for the three and nine months ended September 30, 2022 and 2021 were negatively impacted by the casino closures, certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$22,832	$98,264	(76.8)	$165,221	$379,610	(56.5)
Rooms	4,395	10,896	(59.7)	18,547	39,025	(52.5)
Food and beverage	4,261	7,628	(44.1)	17,878	23,620	(24.3)
Entertainment, retail and other	8,880	13,874	(36.0)	32,405	52,086	(37.8)
Total	$40,368	$130,662	(69.1)	$234,051	$494,341	(52.7)

Adjusted Property EBITDA (6)	$(43,806)	$(1,939)	NM	$(88,878)	$28,703	NM

Casino Statistics:
VIP:
Average number of table games	39	75	(48.0)	38	83	(54.2)
VIP turnover	$152,872	$1,335,694	(88.6)	$1,341,567	$4,629,987	(71.0)
VIP table games win (1)	$2,389	$32,602	(92.7)	$50,864	$130,624	(61.1)
VIP table games win as a % of turnover	1.56%	2.44%		3.79%	2.82%
Table games win per unit per day	$771	$4,704	(83.6)	$5,164	$5,745	(10.1)
Mass market:
Average number of table games	230	238	(3.4)	242	239	1.3
Table drop (2)	$167,539	$441,899	(62.1)	$852,832	$1,703,189	(49.9)
Table games win (1)	$22,232	$87,132	(74.5)	$135,074	$321,236	(58.0)
Table games win %	13.3%	19.7%		15.8%	18.9%
Table games win per unit per day	$1,211	$3,972	(69.5)	$2,140	$4,914	(56.5)
Average number of slot machines	641	574	11.7	630	583	8.1
Slot machine handle	$193,680	$200,543	(3.4)	$676,531	$802,337	(15.7)
Slot machine win (3)	$6,961	$9,142	(23.9)	$23,902	$28,573	(16.3)
Slot machine win per unit per day	$136	$173	(21.4)	$145	$179	(19.0)
Room statistics:
Occupancy	31.4%	51.3%		37.4%	60.0%
ADR (4)	$137	$211	(35.1)	$163	$217	(24.9)
REVPAR (5)	$43	$108	(60.2)	$61	$130	(53.1)
NM: Not meaningful.
Note: Our casino operations in Macau were closed for a 12-day period in July 2022 and resumed operations on a reduced basis on July 23, 2022. The results of operations of Wynn Macau for the three and nine months ended September 30, 2022 and 2021 were negatively impacted by the casino closures, certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$134,314	$112,575	19.3	$393,930	$305,253	29.1
Rooms	162,125	132,704	22.2	460,707	266,250	73.0
Food and beverage	193,733	180,455	7.4	526,389	333,390	57.9
Entertainment, retail and other	54,217	50,269	7.9	165,618	104,892	57.9
Total	$544,389	$476,003	14.4	$1,546,644	$1,009,785	53.2

Adjusted Property EBITDA (6)	$195,760	$183,416	6.7	$581,844	$344,719	68.8

Casino Statistics:
Average number of table games	237	224	5.8	234	205	14.1
Table drop (2)	$570,419	$507,188	12.5	$1,683,317	$1,258,733	33.7
Table games win (1)	$118,263	$110,265	7.3	$386,306	$285,939	35.1
Table games win %	20.7%	21.7%		22.9%	22.7%
Table games win per unit per day	$5,420	$5,354	1.2	$6,047	$5,117	18.2
Average number of slot machines	1,693	1,746	(3.0)	1,711	1,670	2.5
Slot machine handle	$1,522,512	$1,156,858	31.6	$4,026,675	$3,063,267	31.5
Slot machine win (3)	$107,575	$80,303	34.0	$278,250	$209,682	32.7
Slot machine win per unit per day	$691	$500	38.2	$596	$460	29.6
Poker rake	$3,848	$2,910	32.2	$12,729	$8,704	46.2
Room statistics:
Occupancy	88.8%	83.0%		85.5%	63.4%
ADR (4)	$426	$392	8.7	$440	$360	22.2
REVPAR (5)	$378	$326	16.0	$376	$228	64.9

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Percent Change	2022	2021	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$157,369	$151,361	4.0	$463,204	$398,325	16.3
Rooms	23,718	14,578	62.7	61,819	28,963	113.4
Food and beverage	21,009	18,466	13.8	60,272	41,713	44.5
Entertainment, retail and other	9,687	7,809	24.0	27,438	18,544	48.0
Total	$211,783	$192,214	10.2	$612,733	$487,545	25.7

Adjusted Property EBITDA (6)	$61,136	$64,565	(5.3)	$180,132	$141,844	27.0

Casino Statistics:
Average number of table games	188	181	3.9	185	192	(3.6)
Table drop (2)	$364,844	$350,145	4.2	$1,077,261	$890,777	20.9
Table games win (1)	$76,970	$74,818	2.9	$234,024	$189,070	23.8
Table games win %	21.1%	21.4%		21.7%	21.2%
Table games win per unit per day	$4,448	$4,498	(1.1)	$4,624	$3,613	28.0
Average number of slot machines	2,706	2,734	(1.0)	2,754	2,268	21.4
Slot machine handle	$1,288,250	$1,196,299	7.7	$3,703,990	$3,204,272	15.6
Slot machine win (3)	$104,122	$98,816	5.4	$298,842	$263,197	13.5
Slot machine win per unit per day	$418	$393	6.4	$397	$425	(6.6)
Poker rake	$2,554	$—	NM	$4,580	$—	NM
Room statistics:
Occupancy	97.0%	87.8%		90.6%	84.1%
ADR (4)	$398	$351	13.4	$374	$320	16.9
REVPAR (5)	$386	$308	25.3	$339	$269	26.0
NM: Not meaningful.
Note: Encore Boston Harbor's room statistics have been computed based on 69 days of operations for the three months ended September 30, 2021 and 158 days of operations for the nine months ended September 30, 2021, respectively, representing the actual number of days the hotel was open.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Loss Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com